UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2025

Core Natural Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38147	82-1954058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Technology Drive Suite 101

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 416-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 29, 2025, Core Natural Resources, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As of the record date for the Annual Meeting, March 6, 2025, there were 53,444,709 shares of common stock outstanding and entitled to vote. The final voting results on the matters considered by stockholders at the Annual Meeting are provided below.

Proposal 1: James A. Brock, Holly Keller Koeppel, Patrick A. Kriegshauser, Paul A. Lang, Richard A. Navarre, Cassandra Pan, Valli Perera and Joseph P. Platt were elected as directors, each for a one-year term expiring at the Company’s 2026 Annual Meeting of Stockholders by the following votes:

Director Name	For	Withheld	Broker Non-Votes
James A. Brock	43,601,778	402,482	4,706,469
Holly Keller Koeppel	43,132,911	871,349	4,706,469
Patrick A. Kriegshauser	43,887,194	117,066	4,706,469
Paul A. Lang	43,888,772	115,488	4,706,469
Richard A. Navarre	43,887,105	117,155	4,706,469
Cassandra Pan	43,824,426	179,834	4,706,469
Valli Perera	43,822,699	181,561	4,706,469
Joseph P. Platt	43,729,578	274,682	4,706,469

Proposal 2: The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified, by the following votes:

For:	48,557,097
Against:	131,432
Abstain:	22,200

Proposal 3: The compensation paid to the Company’s named executive officers in 2024 was approved on an advisory basis, by the following votes:

For:	42,391,705
Against:	1,526,229
Abstain:	86,326
Broker Non-Votes:	4,706,469

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE NATURAL RESOURCES, INC.

By:	/s/ Miteshkumar B. Thakkar
Miteshkumar B. Thakkar
Chief Financial Officer and President

Date: April 30, 2025